EXHIBIT 23.1

CONSENT OF MAYER HOFFMAN MCCANN P.C., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated May 2, 2006 (except with respect to the matter discussed in Note 14 as to which the date is July 24, 2006 and Note 16, as to which the date is September 27, 2006) on the financial statements of InterMetro Communications, Inc. as of December 31, 2004 and 2005 and for the period from July 22, 2003 (inception) through December 31, 2003 and for the years ended December 31, 2004 and 2005 and our report dated August 25, 2006 (except with respect to the matter discussed in Note 7, as to which the date is September 27, 2006) on the financial statements of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006, and for each of the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006 (and to all references to our Firm) included in or made a part of this Amendment No. 7 to this Registration Statement (File No. 333-134025) on Form S-1.

/s/    MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, California

September 27, 2006